UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 2, 2017

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (475) 230-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2017, Leonard Bell, M.D., Founder of Alexion Pharmaceuticals Inc. (Alexion) and a member of the Board of Directors of Alexion (the Board), informed the Board that he will not stand for reelection as a Board member and will retire as Chairman of the Board and as a Director at the end of his term effective as of the Annual Meeting of Shareholders scheduled for May 10, 2017. Dr. Bell will continue to serve as Chairman of the Board and as a director until his retirement. Dr. Bell's retirement was not the result of any disagreement with Alexion on any matter relating to Alexion's operations, policies or practices.

In connection with Dr. Bell’s retirement, the Company and Dr. Bell entered into an amendment to their Letter Agreement, dated April 1, 2015 (the Amendment), which addresses the treatment of equity awards held by Dr. Bell. The Amendment provides that Dr. Bell’s equity awards will become immediately vested (to the extent earned, in the case of any performance share units held by Dr. Bell) upon his retirement and that he may continue to exercise his stock option awards through their applicable expiration dates.

The foregoing description is only a summary of the Amendment. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, a copy of Alexion’s press release announcing Dr. Bell’s retirement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Letter Agreement, by and between Alexion Pharmaceuticals, Inc. and Dr. Leonard Bell, dated March 2, 2017.

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on March 2, 2017 relating to the retirement of Dr. Bell.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	ALEXION PHARMACEUTICALS, INC.

By: /s/ Michael V. Greco
Name: Michael V. Greco
Title: Senior Vice President of Law and Corporate Secretary